UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 17, 2009

                        AUSTRALIAN OIL & GAS CORPORATION
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      000-26721                84-1379164
         --------                      ---------                ----------
(State or Other Jurisdiction          (Commission           (I.R.S. Employer
    of Incorporation)                 File Number)          Identification No.)

                2480 North Tolemac Way, Prescott, Arizona 86305
                -----------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (928) 778 1450


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01   Other Events

On February 17, 2009 the Company entered into a deed with Mr. E.Geoffrey Albers with respect to terms of his reappointment as Chairman of Directors and as Chief Executive Officer. See Exhibit 10.1.

Also on February 17, 2009 the Company entered into an agreement with Great Missenden Holdings Pty Ltd ("GMH") for a $250,000 Line of Credit, in return for the issue to GMH of 250 Series III Convertible Unsecured Notes of $1,000 each with an interest rate of 12% per annum. The Series III Convertible Notes may be converted into shares of Common Stock of AOGC at any time on or before December 31, 2012 on the basis of 12,000 shares of Common Stock for every $1,000 Series III Convertible Notes or part thereof. See Exhibit 10.2 - Line of Credit. The full terms and conditions of the Convertible Notes are as per Exhibit 10.3.

As Mr. E. Geoffrey Albers will be issued shares in-lieu of cash payment, his acquisition of shares must comply with U.S. Securities Laws. See Exhibit 10.4.

Item 9.01  Exhibits.

Exhibit List:

Exhibit 10.1 Deed with Respect to Terms of Re-appointment as Chairman of Directors, and as Chief Executive Officer

Exhibit 10.2        $250,000 Line of Credit

Exhibit 10.3        Series III Convertible Unsecured Notes

Exhibit 10.4        Acquisition of Shares - Compliance with U.S. Securities Laws



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AUSTRALIAN OIL & GAS CORPORATION

Date: 17 February, 2009                      By: /s/ E. Geoffrey Albers
                                                 ----------------------
                                                 E. Geoffrey Albers
                                                 President



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